Exhibit 99.1

NEWS RELEASE
May 24, 2023

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2024 FIRST QUARTER RESULTS

First Quarter Highlights

•Contract revenues of $1.045 billion; 19.3% growth
•Non-GAAP Adjusted EBITDA of $113.5 million, or 10.9% of contract revenue
•Net Income of $51.5 million, or $1.73 per common share diluted
•Repurchased 225,000 common shares for $20.3 million during the quarter

Palm Beach Gardens, Florida, May 24, 2023 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 29, 2023. Contract revenues were $1.045 billion for the quarter ended April 29, 2023, compared to $876.3 million in the year ago period, an increase of 19.3%. Non-GAAP Adjusted EBITDA was $113.5 million, or 10.9% of contract revenues, for the quarter ended April 29, 2023, compared to $63.7 million, or 7.3% of contract revenues, in the year ago period. Net income was $51.5 million, or $1.73 per common share diluted, for the quarter ended April 29, 2023, compared to $19.5 million, or $0.65 per common share diluted, in the year ago period.

During the quarter ended April 29, 2023, the Company repurchased 225,000 shares of its own common stock in open market transactions for $20.3 million at an average price of $90.21 per share.

Outlook

The Company expects contract revenues for the quarter ending July 29, 2023 to increase mid-single digit as a percentage of contract revenues as compared to the quarter ended July 30, 2022. Non-GAAP Adjusted EBITDA as a percentage of contract revenues for the quarter ending July 29, 2023 is expected to increase 50 to 100 basis points as compared to the quarter ended July 30, 2022. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2024 first quarter results on Wednesday, May 24, 2023 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI0dfaeb35dbc947799e51c5ccf15e2962. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/faaqwdhp. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending July 29, 2023, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 29, 2023	January 28, 2023
ASSETS
Current assets:
Cash and equivalents	$71,397	$224,186
Accounts receivable, net	1,184,871	1,067,013
Contract assets	56,617	43,932
Inventories	115,748	114,972
Income tax receivable	765	3,929
Other current assets	54,447	38,648
Total current assets	1,483,845	1,492,680

Property and equipment, net	374,415	367,852
Operating lease right-of-use assets	72,677	67,240
Goodwill and other intangible assets, net	355,602	359,111
Other assets	25,179	26,371
Total assets	$2,311,718	$2,313,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196,183	$207,739
Current portion of debt	17,500	17,500
Contract liabilities	23,522	19,512
Accrued insurance claims	44,191	41,043
Operating lease liabilities	28,618	27,527
Income taxes payable	6,092	14,896
Other accrued liabilities	116,968	141,334
Total current liabilities	433,074	469,551

Long-term debt	803,382	807,367
Accrued insurance claims - non-current	53,357	49,347
Operating lease liabilities - non-current	43,558	39,628
Deferred tax liabilities, net - non-current	62,181	60,205
Other liabilities	18,732	18,401
Total liabilities	1,414,284	1,444,499

Total stockholders’ equity	897,434	868,755
Total liabilities and stockholders’ equity	$2,311,718	$2,313,254

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	April 29, 2023	April 30, 2022
Contract revenues	$1,045,474	$876,300

Costs of earned revenues, excluding depreciation and amortization	853,366	745,730
General and administrative[1]	82,357	69,380
Depreciation and amortization	37,271	36,637
Total	972,994	851,747

Interest expense, net	(11,372)	(9,118)
Other income, net	4,991	4,795
Income before income taxes	66,099	20,230

Provision for income taxes[2]	14,576	694

Net income	$51,523	$19,536

Earnings per common share:

Basic earnings per common share	$1.75	$0.66

Diluted earnings per common share	$1.73	$0.65

Shares used in computing earnings per common share:

Basic	29,369,185	29,638,833

Diluted	29,782,251	30,119,561

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	April 29, 2023	April 30, 2022
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$51,523	$19,536
Interest expense, net	11,372	9,118
Provision for income taxes	14,576	694
Depreciation and amortization	37,271	36,637
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	114,742	65,985
Gain on sale of fixed assets	(7,816)	(5,389)
Stock-based compensation expense	6,620	3,128
Non-GAAP Adjusted EBITDA	$113,546	$63,724
Non-GAAP Adjusted EBITDA % of contract revenues	10.9%	7.3%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $6.6 million and $3.1 million for the quarters ended April 29, 2023 and April 30, 2022, respectively.
2 Net income for the quarters ended April 29, 2023 and April 30, 2022 includes income tax benefits of $2.7 million and $2.5 million, respectively, related to the vesting and exercise of share-based awards. Net income for the quarter ended April 30, 2022 also includes income tax benefits of $1.7 million for tax credits related to a tax filing for a prior year.